As Filed with the Securities and Exchange Commission on December 14, 2006, 2006

Registration Number 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SPX CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	38-1016240
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

13515 Ballantyne Corporate Place
Charlotte, North Carolina 28277
(Address of Principal Executive Offices) (Zip Code)

SPX CORPORATION RETIREMENT SAVINGS AND STOCK OWNERSHIP PLAN
(Full Title of the Plan)

Kevin L. Lilly
Vice President, Secretary and General Counsel
SPX Corporation
13515 Ballantyne Corporate Place
Charlotte, North Carolina 28277
(Name and address of Agent For Service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount To Be	Offering Price	Aggregate Offering	Amount of
To Be Registered	Registered (1)(2)	Per Share (3)	Price (3)	Registration Fee

Common Stock, par value $10 per Share (1) (2)	(4)	(4)	$100,000,000	$10,700

(1)           In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefits plan described herein.

(2)           Together with an indeterminable number of additional securities in order to adjust the number of securities reserved for issuance pursuant to the plan as the result of a stock split, stock dividend or similar transaction affecting the Common Stock, pursuant to 17 C.F.R. § 230.416.

(3)           Estimated in accordance with Rule 457(o).

(4)           Pursuant to Rule 457(o), the maximum aggregate offering price of the Common Stock and Plan Interests offered hereunder will be $100,000,000. The number of shares and the offering price per share cannot be determined at this time.

INCORPORATION BY REFERENCE OF EARLIER REGISTRATION STATEMENTS ON FORM S-8

SPX Corporation (“Registrant” or the “Company”) has earlier filed registration statements on Form S-8 (File Nos. 333-29843, 333-70245 and 333-69252) relating to the SPX Corporation Retirement Savings and Stock Ownership Plan (the “Earlier Registration Statements”). This Registration Statement registers additional shares and plan interests for offering pursuant to such plan. Subject to Item 3 of Part II of this Registration Statement and except as modified or superseded herein, the contents of the Earlier Registration Statements are incorporated herein by reference.

PART II

Item 3.              Incorporation of Documents by Reference.

There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the “Commission”) by the Registrant:

1.             The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

2.             The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

3.             The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006;

4.             The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006;

5.             The Registrant’s Current Reports on Form 8-K filed on January 6, 2006; February 6; 2006; February 7, 2006; February 24, 2006; May 8, 2006; May 12, 2006; October 6, 2006; and November 13, 2006;

6.             The description of Registrant’s capital stock contained in the Company’s Registration Statements pursuant to Section 12 of the Exchange Act and any amendments or reports filed for the purpose of updating such descriptions; and

7.             The Plan’s Annual Report on Form 11-K for the year ended December 31, 2005.

In addition, each document filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.  Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document incorporated herein by reference modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.                    Description of Securities.

Not applicable.

Item 5.                    Interests of Named Experts and Counsel.

None.

Item 6.                    Indemnification of Directors and Officers.

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards to those set forth above, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses that the court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such officer or director and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

As permitted by Section 102(b)(7) of the DGCL, the Registrant’s Certificate of Incorporation provides that a director shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.  However, such provision does not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL, or (iv) for engaging in any transaction from which the director derived an improper personal benefit.  The Registrant’s Certificate of Incorporation requires that directors and officers be indemnified to the maximum extent permitted by Delaware law.

The Registrant has a policy of directors’ liability insurance, which insures the directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 7.                    Exemption for Registration Claimed.

Not applicable.

Item 8.                    Exhibits.

The Registrant hereby undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service (the “IRS”) in a timely manner and make all changes required by the IRS in order to qualify the Plan under Section 401(a) of the Internal Revenue Code of 1986, as amended.

See Index to Exhibits.

Item 9.                    Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offering herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the SPX Administrative Committee, which administers the Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on this 14th day of December, 2006.

SPX CORPORATION RETIREMENT SAVINGS
AND STOCK OWNERSHIP PLAN

/s/ Kevin L. Lilly
Kevin L. Lilly
Vice President, Secretary and General Counsel and Member of the SPX Administrative Committee

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 14th day of December, 2006.

SPX CORPORATION

BY:	/s/ Kevin L. Lilly
Kevin L. Lilly
Vice President, Secretary and General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher J. Kearney,  Patrick J. O’Leary or Kevin L. Lilly, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement and any amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents required to be filed with respect therewith, with the Securities Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do an perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents or his or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 14th day of December, 2006.

/s/	Charles E. Johnson II	/s/ Christopher J. Kearney
Charles E. Johnson II		Christopher J. Kearney
Chairman of the Board		Director, President and Chief Executive Officer

/s/	Patrick J. O’Leary	/s/ Kermit Campbell
Patrick J. O’Leary		Kermit Campbell
Executive Vice President, Treasurer		Director
and Chief Financial Officer

/s/	Sarah R. Coffin	/s/ David P. Williams
Sarah R. Coffin		David P. Williams
Director		Director

/s/	Emerson U. Fullwood	/s/ Michael J. Mancuso
Emerson U. Fullwood		Michael J. Mancuso
Director		Director

/s/	Michael A. Reilly
Michael A. Reilly
Corporate Controller and
Chief Accounting Officer

Index to Exhibits

Exhibit
Number	Exhibit Description

4.1	The Registrant’s Restated Certificate of Incorporation, as amended, dated May 16, 2002, incorporated herein by reference from the Registrant’s Quarterly Report 10-Q for the quarter ended June 30, 2002

4.2	The Registrant’s Bylaws, as amended, effective beginning April 1, 2003, incorporated herein by reference from the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003

5.1	Opinion of Gardner Carton & Douglas LLP – filed herewith

23.1	Consent of Deloitte & Touche LLP – filed herewith

23.2	Consent of KPMG LLP – filed herewith

23.3	Consent of Plante & Moran PLLC – filed herewith

23.4	Consent of Gardner Carton & Douglas LLP, included in Exhibit 5.1

24.1	Powers of Attorney – included on signature page